UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

February 11, 2013

Date of report (Date of earliest event reported)

SurModics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9924 West 74th Street Eden Prairie, Minnesota	55344
(Address of Principal Executive Offices)	(Zip Code)

(952) 500-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 11, 2013, SurModics, Inc. (the “Company”) held its 2013 Annual Meeting of Shareholders. At the meeting, shareholders were asked to consider the four proposals that were described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 20, 2012. There were 13,136,598 shares of common stock represented either in person or by proxy at this meeting. Set forth below are the final voting results on each matter submitted to a vote of the Company’s shareholders.

1. Election of Directors. Each of the individuals nominated by the Company’s Board of Directors to serve as a director of the Company was duly elected by the Company’s shareholders, and the final results of the votes case for the three (3) Class II director nominees were as follows:

	For	Withheld	Broker Non-Votes
John W. Benson	11,165,603	332,014	1,638,981
Mary K. Brainerd	8,547,676	2,949,941	1,638,981
Gerald B. Fischer	8,534,731	2,962,886	1,638,981

2. Set the Number of Directors. The Company’s shareholders approved the proposal to set the number of directors at nine (9) by the following vote:

For	Against	Abstain	Broker Non-Votes
12,956,920	64,038	115,640	—

3. Ratification of the Appointment of Deloitte & Touche LLP. The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2013 by the following vote:

For	Against	Abstain	Broker Non-Votes
12,899,947	229,977	6,674	—

4. Advisory Vote on Executive Compensation. The Company’s shareholders approved the compensation of the Company’s named executive officers, on an advisory basis, by the following vote:

For	Against	Abstain	Broker Non-Votes
11,209,599	277,079	10,939	1,638,981

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.

Date: February 15, 2013	/s/ Bryan K. Phillips
Bryan K. Phillips
Sr. Vice President, General Counsel and Secretary